Exhibit 23.1

                [DELOITTE & TOUCHE LLP LETTERHEAD APPEARS HERE]


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2005, relating to the consolidated financial statements of UnionBanCal Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2004.


/S/ DELOITTE & TOUCHE LLP

San Francisco, California
August 9, 2005